Exhibit 99.1

Editorial Contact: Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Investor Relations Contact: Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT APPOINTS NEW CHIEF FINANCIAL OFFICER

Industry Veteran Karen Roscher to Join Company from Freescale Semiconductor

                 NEWPORT BEACH, Calif., Sept. 5, 2007 – Conexant Systems, Inc. (NASDAQ: CNXT), a worldwide leader in semiconductor solutions for broadband communications and the digital home, today announced that Karen Roscher will be joining the company on Sept. 10, 2007 as senior vice president and chief financial officer.

                 Roscher, 48, replaces J. Scott Blouin, who will be leaving Conexant to pursue other opportunities. In her new role, Karen will report to Dan Artusi, Conexant president and chief executive officer.

                 “Karen is a seasoned semiconductor-industry veteran with impeccable credentials and an outstanding addition to Conexant’s senior leadership team,” Artusi said. “I am confident that the breadth and depth of her financial-management experience will enable her to make invaluable contributions as we concentrate on the critical tasks of sharpening our focus and improving our business and financial performance as quickly as possible. I had the pleasure of working with Karen for many years at Motorola Semiconductor and know her to be a smart, dedicated, and energetic professional who possesses the highest level of integrity.

                 “I’d also like to thank Scott for his dedication and contributions during his time with the company,” Artusi said. “Scott provided financial guidance and expertise as Conexant executed many high-profile transactions over a period of years. He also provided an informed perspective and valuable assistance during my first sixty days with the company. On behalf of the entire Conexant team, I’d like to wish him the best in his future endeavors.”

                 “The opportunity to serve as Conexant’s chief financial officer represents the high point of my career,” Roscher said. “The company has an exceptional portfolio of products and solid prospects, and this appointment will allow me to apply my experience with the Conexant team as we work to improve financial performance and enhance value over time. I’m excited about the prospect of teaming up with Dan again and eager to begin my new assignment.”

                 Roscher spent 26 years in a variety of financial management positions with Motorola, Inc. and Freescale Semiconductor, Inc., which was spun-off from Motorola in 2004 and acquired by a Blackstone-led consortium of private-equity partners in 2006. Most recently, she served as Freescale’s vice president of Corporate Financial Planning and Analysis and was responsible for financial modeling, forecasting, and budgeting for the company. Prior to that, she was Freescale’s vice president of Tax, and vice president and corporate controller responsible for worldwide transactional services and external reporting. At Motorola, she served as vice president and Financial Planning and Analysis Director for the Semiconductor Products Sector, vice president and Networking and Computing Systems Group Finance Director, and Semiconductor Sector Headquarters Controller. Roscher earned a bachelor’s degree in accounting and a master’s degree in business administration, both from Arizona State University. She is also a certified public accountant.

                 Roscher will be relocating from Austin, Texas, to the company’s offices in Newport Beach, Calif.

About Conexant

                 Conexant’s innovative semiconductor solutions are driving broadband communications and digital home networks worldwide. The company’s comprehensive portfolio includes products for broadband access and media processing applications. Conexant is a fabless semiconductor company that recorded revenues of $970.8 million in fiscal year 2006. The company has approximately 3,200 employees, and is headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

Safe Harbor Statement

                 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

                 These risks and uncertainties include, but are not limited to:  the risk that capital needed for our business and to repay our indebtedness will not be available when needed; the risk that the value of our common stock may be adversely affected by market volatility; general economic and political conditions and conditions in the markets we address; the substantial losses we have incurred; the cyclical nature of the semiconductor industry and the markets addressed by our products and our customers’ products; continuing volatility in the technology sector and the semiconductor industry; demand for and market acceptance of our new and existing products; our successful development of new products; the timing of our new product introductions and our product quality; our ability to anticipate trends and develop products for which there will be market demand; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in our product mix; product obsolescence; the ability of our customers to manage inventory; our ability to develop and implement new technologies and to obtain protection for the related intellectual property; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; and possible disruptions in commerce related to terrorist activity or armed conflict, as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings.

                 The forward-looking statements are made only as of the date hereof. We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Conexant is a registered trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.